Exhibit 99.1

QT Imaging Announces Second Quarter 2024 Financial Results

Generated Scanner Sales Revenue of $1.7 Million with 51% Gross Margin in the Second Quarter of 2024

The Company Continues to Make Progress in the Engineering and Clinical Feasibility Study with its Strategic Partner

Signed a U.S. Exclusive Distribution Agreement

Announced Partnership with the University of Oklahoma and OU Health Stephenson Cancer Center to Improve Precision in Cancer Detection and Treatment

NOVATO, CA – August 8, 2024 – QT Imaging Holdings, Inc. (NASDAQ: QTI) (“QT Imaging” or the “Company”), a medical device company engaged in research, development, and commercialization of innovative body imaging systems, today announced financial results for the second quarter of 2024.

“QT Imaging's team completed the first full quarter in the life of our young public company. We continued to deliver against our plan for the engineering and clinical feasibility study to solidify the intended partnership for large scale manufacturing. Additionally, we shipped four Breast Acoustic CTTM scanners throughout the quarter, three of them via partnership with our strategic distribution partner, increasing the number of commercial locations offering QT Imaging technology in the U.S. to five. This reflects our commitment to expanding the medical imaging market opportunities beyond hospitals and imaging centers by supporting direct-to-provider approaches to enable the ability to lower health care costs and increase access via personal medical imaging, “ said QT Imaging CEO, Dr. Raluca Dinu.

“Additionally, we are very proud to report on our partnership with the University of Oklahoma (OU) and the OU Health Stephenson Cancer Center to advance and scale innovative research in medical imaging and to improve precision in cancer detection and treatment. We look forward to collaborating with OU and OU Health Stephenson Cancer Center investigators and clinicians to develop AI/ML-based algorithms tailored for our inherent 3D images to ease clinical workflows. QT Imaging technology’s ability to safely image frequently for disease progression as well as its ability to assess volumetric breast density without exposing the patient to radiation are at the forefront of this partnership”.

Financial Highlights
•Commercial revenue was $1.7 million for the second quarter of 2024, compared to $1.4 million in the first quarter of 2024 and less than $0.1 million for the second quarter of 2023.
•Gross margin of 51% in the second quarter of 2024, compared to 56% margin in the first quarter of 2024 and an insignificant margin in the second quarter of 2023. The decrease in margin in the second quarter of 2024 compared to the first quarter of 2024 was attributable to variability in the weighted average cost related to the Company's existing
*Refer to the “Non-GAAP Financial Measures” section in this press release.

inventory. The increase in margin in 2024 was due to the sale and delivery of four QT Breast Acoustic CTTM scanners during the second quarter of 2024, compared to no deliveries in the second quarter of 2023.
•Net loss of $1.2 million for the second quarter of 2024, which includes $2.1 million of net non-cash income related to the change in fair value of the warrant, derivative, and earnout liabilities and $0.2 million of warrant modification expense, compared to a net loss of $1.3 million for the second quarter of 2023, which included stock-based compensation expense of $0.2 million and one-time transaction expenses of $0.2 million.
•Non-GAAP Adjusted EBITDA* of $(2.1) million for the second quarter of 2024 compared to $(0.7) million for the second quarter of 2023.
•Net cash used in operating activities during the second quarter of 2024 was $1.0 million compared to $0.5 million during the second quarter of 2023.
New Developments
•On May 8, 2024, the Company announced a partnership with the Vincere Cancer Center, in Scottsdale, Arizona, together with its strategic distribution partner. The Vincere Cancer Center is a top cancer center in the U.S. Founded by Dr. Vershalee Shukla and Dr. Pablo Prichard. The Vincere Center focuses on cancer prevention, early detection, and specializes in radiation therapy, surgery, and chemotherapy. The two doctors employ innovative technology to mitigate against over-diagnoses while ensuring cancer is not missed. They are both long-standing supporters of QT Imaging and its innovative technology.
•On May 14, 2024, the Company delivered a QT Breast Acoustic CT ScannerTM to the Center of New Medicine in Irvine, California, with its strategic distribution partner. The Center for New Medicine is one of the largest integrative medical clinics in North America, providing a personalized approach to health care including cancer prevention, its early detection, and internal medicine. With the incorporation of QT Imaging’s innovative technology, the Center for New Medicine will expand their innovative services in women’s and breast health.
•On May 19, 2024, the paper “Breast Glandular and Ductal Volume Changes during the Menstrual Cycle: A Study in 48 Breasts Using Ultralow-Frequency Transmitted Ultrasound Tomography/Volography” was published in Tomography Journal. The study showed for the first time that low-frequency 3D-transmitted ultrasound tomography can differentiate breast tissue types using tissue properties, accurately measure glandular and ductal volumes in vivo, and measure variation over time. The highly accurate visualization of the ductal and glandular tissue even in dense breasts using QT Imaging's technology is important, as such visualization can be challenging using conventional breast imaging technologies, as mammography or handheld ultrasound.
•On June 18, 2024, the Company entered into a Distribution Agreement with NXC Imaging, Inc. (NXC), as disclosed in the Company's Form 8-K (Link). Under the Distribution Agreement, NXC is appointed as the exclusive reseller to market, advertise, and resell QT Breast Acoustic CTTM Scanners in the U.S. and U.S. territories. NXC will purchase for the purpose of reselling, leasing or renting the same directly to its customers, but is not obligated to purchase any particular quantity of scanners from the Company. The Company has reserved the right to sell directly to customers as an exception. Furthermore, the Company may, in its sole discretion, sell the QT Breast Acoustic CTTM Scanners to any other person or entity anywhere in the world without
*Refer to the “Non-GAAP Financial Measures” section in this press release.

notice to NXC or NXC’s prior consent. NXC is also allowed to assign sales agents for the purpose of scanners' sales. NXC’s purchases will be in accordance with an agreed upon product pricing schedule (subject to change upon 60 days’ prior written notice by the Company), provided that neither NXC nor its assigned sales agents may mark-up the cost of the QT Breast Acoustic CTTM Scanner more than twenty percent (20%) unless otherwise mutually agreed to between NXC and the Company. Each order will include information reasonably requested by the Company and is subject to the Company’s acceptance, after which it becomes an approved order (“Approved Order”). Any such Approved Orders are non-cancellable and not subject to rescheduling after acceptance by the Company. The Company will invoice NXC for QT Breast Acoustic CTTM Scanner fifty percent (50%) upon receipt of the applicable Approved Order, and fifty percent (50%) upon shipment of the QT Breast Acoustic CTTM Scanner, which are due within fifteen days after NXC receives each invoice from the Company.
•On June 20, 2024, the Company delivered a QT Breast Acoustic CTTM Scanner to University of Oklahoma, which is home to the National Cancer Institute (NCI) designated the OU Health Stephenson Cancer Center (SCC), and the National Institutes of Health Center of Biomedical Research Excellence (COBRE), Oklahoma Center of Medical Imaging for Translational Cancer Research. Innovative imaging modalities like QT Imaging’s Breast Acoustic CT™ technology, with its quantitative imaging predictive markers, will be used to provide an objective measure or index that can reduce subjectivity and improve consistency for medical image diagnosis. QT Imaging’s technology will be incorporated in the clinical research to validate its strengths, such as its ability to image frequently for disease progression as well as to be able to assess volumetric breast density without exposing the patient to radiation.
•On June 27, 2024, the Company delivered a QT Breast Acoustic CTTM Scanner to PerfeQTion Imaging Center in Haverford, Pennsylvania, with its strategic distribution partner. PerfeQTion Imaging Center offers screening and diagnostic exams, as well as monitoring. QT Imaging’s Breast Acoustic CT™ System, provides a safe, painless, and accurate alternative for breast imaging. The QT Imaging technology is expanding the medical imaging market opportunities beyond hospitals and imaging centers by supporting direct‑to‑provider approaches to enable the ability to lower health care costs and increase access via personal medical imaging.
Outlook for the Balance of 2024

2024 is a transitional year as the Company stabilizes the business and focuses on commercialization anchored in strategic business partnerships. The Company plans to deliver its revenue at the same pace in the second half of 2024 as during the first half of the year, with an expected higher gross margin due to the weighted average cost of existing inventory.
*Refer to the “Non-GAAP Financial Measures” section in this press release.

Summary of Results for the Three and Six Months Ended
June 30, 2024 and 2023
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
$ thousands (except share and per share amounts)	2024	2023	2024	2023
Revenue	$1,714	$3	$3,076	$11
Cost of revenue	839	3	1,442	50
Gross profit (loss)	875	—	1,634	(39)
Operating expenses:
Research and development	925	349	1,567	771
Selling, general and administrative	2,170	849	7,866	2,141
Loss from operations	(2,220)	(1,198)	(7,799)	(2,951)
Interest expense, net	(1,095)	(132)	(1,694)	(262)
Other expense, net	(187)	—	(208)	—
Change in fair value of warrant liability	214	—	191	—
Change in fair value of derivative liability	1,729	—	4,713	—
Change in fair value of earnout liability	310	—	(750)	—
Net loss	$(1,249)	$(1,330)	$(5,547)	$(3,213)
Less: deemed dividend related to the modification of equity classified warrants	(5,186)	—	(5,186)	—
Net loss attributable to common stockholders	$(6,435)	$(1,330)	$(10,733)	$(3,213)

Basic and diluted net loss per share	$(0.30)	$(0.14)	$(0.62)	$(0.34)

Weighted average shares outstanding	21,440,447	9,540,533	17,333,000	9,528,880

EBITDA* and Adjusted EBITDA* for the Three and Six Months Ended
June 30, 2024 and 2023
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
$ thousands	2024	2023	2024	2023
Net loss	$(1,249)	$(1,330)	$(5,547)	$(3,213)
Interest expense, net	1,095	132	1,694	262
Depreciation and amortization	86	116	185	233
EBITDA	(68)	(1,082)	(3,668)	(2,718)
Adjustments:
Stock-based compensation	—	208	39	417
Warrant modification expense	201	—	201	—
Change in fair value of warrants(1)	(214)	—	(191)	—
Change in fair value of derivatives(2)	(1,729)	—	(4,713)	—
Change in fair value of earnout liability(3)	(310)	—	750	—
Transaction expenses(4)	—	206	4,301	562
Adjusted EBITDA	$(2,120)	$(668)	$(3,281)	$(1,739)
(1)The decrease in fair value of warrant liability during the three and six months ended June 30, 2024 relates to the liability classified private placement warrants to reflect the decrease of the publicly traded price per warrant. Additional expense related to the modification of these warrants was recorded as other expense in the condensed consolidated statements of operations during the three and six months ended June 30, 2024.
(2)The decrease in fair value of derivative liability during the three and six months ended June 30, 2024 related to the Yorkville Pre-paid Advance, which contained features that were bifurcated as freestanding financial instruments and initially valued on March 4, 2024 upon consummation of the Merger. The derivative liability was subsequently revalued as of March 31, 2024 and June 30, 2024 for financial reporting purposes. The change in derivative liability was recorded as other income in the condensed consolidated statements of operations during the three and six months ended June 30, 2024.
(3)The earnout liability relates to the contingent consideration for the Merger Earnout Consideration Shares pursuant to the Business Combination Agreement dated December 8, 2022, as amended in September 2023. The earnout liability was initially valued using the Monte Carlo Simulation method on March 4, 2024 and subsequently revalued using the same method as of March 31, 2024 and June 30, 2024. The net change in fair value of the earnout liability was recognized as other expense in the condensed consolidated statements of operations during the three and six months ended June 30, 2024, respectively.
(4)The Company incurred transaction expenses related to the Merger with GigCapital5, Inc,, which closed on March 4, 2024. These transaction expenses included a $3.7 million of transaction costs that were settled with the issuance of common stock, $0.4 million of transaction costs settled or payable in cash and a $0.2 million loss on issuance of common stock in connection with a subscription agreement, which were recorded as selling, general and administrative expenses in the condensed consolidated statements of operations during the six months ended June 30, 2024. The Company recorded $0.2 million and $0.6 million of transaction costs during the three and six months ended June 30, 2023.

*Refer to the “Non-GAAP Financial Measures” section in this press release.

Condensed Consolidated Balance Sheets as of
June 30, 2024 and December 31, 2023
(Unaudited)

$ in thousands	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash	$4,581	$165
Restricted cash and cash equivalents	20	20
Accounts receivable, net	669	1
Inventory	3,355	4,418
Prepaid expenses and other current assets	869	215
Total current assets	9,494	4,819
Non-current assets:
Property and equipment, net	142	491
Intangible assets, net	—	90
Operating lease right-of-use assets	1,105	1,267
Other assets	39	39
Total assets	$10,780	$6,706

Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$549	$1,356
Accrued expenses and other current liabilities	4,192	370
Related party notes payable	5,409	705
Current maturities of long-term debt	4,294	4,199
Derivative liability	408	—
Deferred revenue	32	347
Operating lease liabilities	383	361
Total current liabilities	15,267	7,338
Non-current liabilities:
Long-term debt	37	96
Related party notes payable	—	3,144
Operating lease liabilities	867	1,063
Warrant liability	18	—
Earnout liability	750	—
Other liabilities	—	377
Total liabilities	16,939	12,018

Stockholders’ deficit:
Common stock	2	1
Additional paid-in capital	22,342	12,457
Accumulated deficit	(28,503)	(17,770)
Total stockholders’ deficit	(6,159)	(5,312)
Total liabilities and stockholders’ deficit	$10,780	$6,706

Condensed Consolidated Statements of Cash Flows for the Six Months Ended
June 30, 2024 and 2023
(Unaudited)

	Six Months Ended June 30,
$ in thousands	2024	2023
Cash flows from operating activities:
Net loss	$(5,547)	$(3,213)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	185	233
Stock-based compensation	39	417
Warrant modification expense	201	—
Provision for credit losses	1	—
Fair value of common stock issued in exchange for services and in connection with non-redemption agreements	3,718	—
Loss on issuance of common stock in connection with a subscription agreement	206	—
Non-cash interest	1,201	22
Non-cash operating lease expense	(12)	(4)
Change in fair value of warrant liability	(191)	—
Change in fair value of derivative liability	(4,713)	—
Change in fair value of earnout liability	750	—
Changes in assets and liabilities:
Increase in accounts receivable	(669)	—
Decrease in inventory	1,353	54
Increase in prepaid expenses and other current assets	(554)	(41)
Decrease in other assets	—	10
Increase (decrease) in accounts payable	(2,281)	786
Increase (decrease) in accrued liabilities and other current liabilities	52	(24)
Decrease in deferred revenue	(316)	—
Increase (decrease) in other liabilities	(378)	239
Net cash used in operating activities	(6,955)	(1,521)

Cash flows from investing activities:
Purchases of property and equipment	(27)	(1)
Net cash used in investing activities	(27)	(1)

Cash flows from financing activities:
Proceeds of sale of common stock and warrants, net of issuance costs	—	1,017
Proceeds from issuance of common stock pursuant to a subscription agreement	500	—
Proceeds from long-term debt, net of issuance costs	10,525	—
Repayment of long-term debt	(65)	(64)
Repayment of bridge loans	(800)	—
Proceeds from related party payable	—	350
Proceeds from the Merger, net of transaction costs	1,238	—
Net cash provided by financing activities	11,398	1,303
Net increase (decrease) in cash and restricted cash and cash equivalents	4,416	(219)
Cash and restricted cash and cash equivalents at the beginning of period	185	475
Cash and restricted cash and cash equivalents at the end of the period	$4,601	$256

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the QT Imaging Breast Acoustic CT™ Scanner, including its commercialization, manufacturing (including large scale) and further development, plans for QT Imaging, new product development and introduction, product sales growth and projected revenues, QT Imaging’s industry, future events, and other statements that are not historical facts. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These statements are based on various assumptions, whether or not identified herein, and on the current expectations of QT Imaging's management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by you or any other investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond our control. These forward-looking statements are subject to a number of risks and uncertainties, including those relating to: the ability of the Company to sell and deploy the QT Imaging Breast Acoustic CT™ Scanner; the ability to extend product offerings into new areas or products; the ability to commercialize technology; unexpected occurrences that deter the full documentation and “bring to market” plan for products; trends and fluctuations in the industry; changes in demand and purchasing volume of customers; unpredictability of suppliers; the ability to attract and retain qualified personnel and the ability to move product sales to production levels; changes in domestic and foreign business, market, financial, political, and legal conditions; the uncertainty of projected financial information; delays caused by factors outside of our control; changes in our ability to successfully receive purchase orders and generate revenue under our existing contracts with partners and distributors; our ability to realize the benefits of the strategic partnerships; the identified material weakness in our internal controls over financial reporting (including the timeline to remediate the material weakness); the rollout of the business and the timing of expected business milestones; the effects of competition on our future business; our ability to obtain and access financing in the future; our ability to pay our debt obligations as they come due; and those factors discussed in the Company’s reports and other documents filed with the SEC, including under the heading “Risk Factors.” If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that QT Imaging presently does not know or that QT Imaging currently believes are immaterial which could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect QT Imaging's expectations, plans or forecasts of future events and views as of the date of this release. QT Imaging anticipates that subsequent events and developments will cause QT Imaging's assessments to change. However, while QT Imaging may elect to update these forward-looking statements at some point in the future, QT Imaging specifically disclaims any obligation to do so. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Non-GAAP Financial Measures

The financial information and data contained in this press release is unaudited. Some of the financial information and data contained in this press release, such as EBITDA and Adjusted EBITDA, have not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). To supplement our unaudited condensed consolidated financial statements, which are prepared and presented in accordance with GAAP in our press release, we also report certain non-GAAP financial measures. A “non-GAAP financial measure” refers to a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in such company’s financial statements. Non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis. Because not all companies use identical calculations, our presentation of non-GAAP measures may not be comparable to other similarly titled measures of other companies.

The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP and should not be considered measures of QT Imaging's liquidity. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of certain items, as defined in our non-GAAP definitions below, which are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, even where similarly titled, limiting their usefulness for comparison purposes and therefore should not be used to compare QT Imaging’s performance to that of other companies. We endeavor to compensate for the limitation of the non-GAAP financial measures presented by also providing the most directly comparable GAAP measures and descriptions of the reconciling items and adjustments to derive the non-GAAP financial measures.

We believe these non-GAAP financial measures provide investors and analysts with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key measures used by management to operate and analyze our business over different periods of time.

EBITDA is defined as loss before interest expense, income tax expense, depreciation and amortization. Adjusted EBITDA is defined as EBITDA further adjusted for equity-based compensation, net change in fair value of the derivative, earnout and warrant liabilities, and transaction expenses. Similar excluded expenses may be incurred in future periods when calculating these measures. QT Imaging believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. QT Imaging believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating projected operating results and trends and in comparing QT Imaging’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors.

Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s condensed consolidated financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expense and income items are excluded or included in determining these non-GAAP financial measures.

Management uses EBITDA and Adjusted EBITDA as a non-GAAP performance measure which is defined in the accompanying tables and is reconciled to net loss, the most directly comparable GAAP measure, in the tables above. The Company does not reconcile forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measure (or otherwise describe such forward-looking GAAP measure) because it is not able to forecast the most directly comparable measure calculated and presented in accordance with GAAP without unreasonable effort. Certain elements of the composition of the GAAP amounts are not predictable, making it impracticable for the Company to forecast. As a result, no guidance for the Company’s net income (loss) income or reconciliation of the Company’s Adjusted EBITDA guidance is provided. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a potentially significant impact on its future net income (loss) income.

We present reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures in the tables above.
About QT Imaging

QT Imaging Holdings, Inc. is a public (NASDAQ: QTI) medical device company engaged in research, development, and commercialization of innovative body imaging systems using low frequency sound waves. QT Imaging Holdings, Inc. strives to improve global health outcomes. Its strategy is predicated upon the fact that medical imaging is critical to the detection, diagnosis, and treatment of disease and that it should be safe, affordable, accessible, and centered on the patient’s experience. For more information on QT Imaging Holdings, Inc., please visit the company’s website at www.qtimaging.com.
Contacts
For media inquiries, please contact:

Stas Budagov
Chief Financial Officer
Stas.Budagov@qtimaging.com